UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2008

PROGRESSIVE GAMING INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Pilot Road

Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

(702) 896-3890

(Registrants telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

Progressive Gaming International Corporation (“the Company”) received a NASDAQ staff deficiency letter dated October 6, 2008 indicating that, due to Terrance W. Oliver’s resignation from the Audit Committee of the Company’s Board of Directors effective September 24, 2008, the Company no longer complies with NASDAQ’s audit committee requirements under NASDAQ Marketplace Rule 4350. Mr. Oliver resigned from the Audit Committee as a result of his appointment to interim President and CEO of the Company. In response to this letter, the Company appointed Peter G. Boynton as an Audit Committee member effective October 14, 2008.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of October 14, 2008, the Company appointed Peter G. Boynton, currently a member of the Company’s Board of Directors (the “Board”), to the Company’s Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progressive Gaming International Corporation

	By:	/s/ HEATHER A. ROLLO
Date: October 15, 2008		Heather A. Rollo
Executive Vice President, Chief Financial Officer and Treasurer